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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 18, 1997


                                   INSCI CORP.
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            (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


      1-12966                                          06-1302773
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  Commission File No.                         I.R.S. Employer Identification


Two Westborough Business Park,
Westborough, MA                                         01581
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Address of principal                                  Zip Code
executive offices


(508) 870-4000
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Registrant's telephone number,
including area code
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5.   OTHER EVENTS

     The Registrant's ("Company") wholly-owned Subsidiary, INSCI Philippines, Inc., on March 31, 1997, purchased the assets of a Company known as, Philippines Business Automation Systems, Inc. ("PBAS"), a corporation organized under the laws of the Republic of the Philippines. PBAS was engaged in the business of providing information processing services, systems and development, and technical consultancy services in computer utilization for commercial, industrial, service organizations, and Government Agencies. The pruchase price for PBAS is the sum of approximately $60,000 and the issuance of 2,500 shares of the Company's restricted Common Stock. The Company granted cost-free registration rights for the 2,500 shares. The Company purchased all of PBAS' tangible and intangible assets, Patent and Trademark rights as well as assumed existing Agreements. The transaction is not considered financially significant by the Company.

     Additionally, the Company entered into Employment and Consulting Agreements with former key employees of PBAS, which Agreements provide for incentive stock options based upon performance of each employee and/or consultant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    New York, New York
          April 18, 1997

                                               INSCI CORP.
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                                               (Registrant)

                                           /s/ ROGER KUHN
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                                               ROGER KUHN
                                               Chief Financial Officer